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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                      FEBRUARY 22, 2000 (FEBRUARY 4, 2000)



                           SYNAGRO TECHNOLOGIES, INC.
                          (Exact name of registrant as
                            specified in its charter)



     DELAWARE                      0-21054                     76-0511324
 (State or other            (Commission File Number)          (IRS Employer
  jurisdiction                                            identification number)
of incorporation)



                             1800 BERING, SUITE 1000
                              HOUSTON, TEXAS 77057
              (Address of principal executive offices and zip code)


                                 (713) 369-1700
                         (Registrant's telephone number,
                              including area code)


                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On February 4, 2000, Synagro Technologies, Inc., a Delaware corporation ("Synagro"), acquired all the outstanding capital stock of Ecosystematics, Inc., a Florida corporation ("Ecosystematics"), pursuant to a Stock Purchase Agreement by and among Synagro, Christopher J. Schrader and Kathleen A. Schrader (collectively, the "Shareholders"), dated October 20, 1999 (the "Agreement"). Ecosystematics operates and maintains small volume wastewater treatment facilities in a 50-mile radius of Key Largo, Florida. Ecosystematics is a service organization that supplies licensed wastewater treatment plant operations and materials necessary for the upkeep and maintenance of the surrounding small treatment plants. Pursuant to the Agreement, Synagro paid to the Shareholders an aggregate purchase price of $1,327,352 in cash plus $309,230 in cash for excess net working capital. The purchase price is subject to a working capital adjustment based on the closing date balance sheet delivered ninety (90) days after the closing date. The purchase price was determined based upon an evaluation of the business of Ecosystematics and the results of negotiations between the parties. The acquisition will be recorded using the purchase method of accounting.

         In order to fund the acquisitions of Ecosystematics and two (2) non-material acquisitions, and to pay the related transaction expenses, Synagro
(i) sold 419.4 shares of Series C Convertible Preferred Stock, par value $.002 per share ("Series C Preferred Stock"), to GTCR Fund VII, L.P., a Delaware limited partnership ("GTCR Fund"), for an aggregate purchase price of $419,400 pursuant to a Purchase Agreement between Synagro and the GTCR Fund dated as of January 27, 2000, (ii) borrowed $419,400 of subordinated indebtedness from GTCR Capital Partners, L.P., a Delaware limited partnership ("GTCR Partners"), pursuant to a Subordinated Loan Agreement between Synagro and GTCR Partners dated as of January 27, 2000 (the "Loan Agreement"), and (iii) borrowed funds under the Amended and Restated Senior Credit Agreement by and among Synagro, Bank of America, N.A. and certain other lenders dated as of January 27, 2000. In connection with the Loan Agreement, Synagro also issued to GTCR Partners a warrant (the "Warrant") to purchase 59.915 shares of Series C Preferred Stock. The Warrant was immediately exercised by GTCR Partners at a price of $.01 per share.

         The foregoing discussion is only a summary and is qualified in its entirety by reference to the attached press release and the Agreement filed as exhibits hereto and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        A.        FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  As of the filing date of this Form 8-K, Synagro has found it impracticable to file the required financial statements of the acquired business. Synagro intends to file the required financial statements at the earliest practicable date but in any event no later than 60 days after the date the initial report on Form 8-K was required to be filed.



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         B.       PRO FORMA FINANCIAL INFORMATION.

                  As of the filing date of this Form 8-K, Synagro has found it impracticable to file the required pro forma financial information for the acquired business. Synagro intends to file the required pro forma financial information at the earliest practicable date but in any event no later than 60 days after the date the initial report on Form 8-K was required to be filed.

         C.       EXHIBITS

                  Exhibit 2.1 Stock Purchase Agreement, dated October 20, 1999, by and among Synagro Technologies, Inc., Christopher J. Schrader and Kathleen Schrader.

                  Exhibit 99 Press Release dated February 7, 2000, relating to the acquisition of Ecosystematics, Inc., AKH Water Management, Inc. and Davis Water Analysis, Inc.



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SYNAGRO TECHNOLOGIES, INC.


                                     By: /s/ Mark A. Rome
                                        ----------------------------------------
                                        Mark A. Rome, Executive Vice President



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                                 EXHIBIT INDEX



EXHIBIT
NUMBER         DESCRIPTION
-------        -----------


  2.1          Stock Purchase Agreement, dated October 20, 1999, by and among
               Synagro Technologies, Inc., Christopher J. Schrader and Kathleen
               Schrader.

  99 Press Release dated February 7, 2000, relating to the acquisition of Ecosystematics, Inc., AKH Water Management, Inc. and Davis
               Water Analysis, Inc.

